Exhibit 4.4

INCREMENTAL ASSUMPTION AGREEMENT

This Incremental Assumption Agreement (the “Agreement”) is dated as of the Effective Date set forth below and is entered into by and among Ply Gem Industries, Inc. (the “Specified U.S. Borrower”), UBS AG, Stamford Branch (the “Administrative Agent”) and Royal Bank of Canada (the “Incremental Revolving Credit Lender”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Incremental Revolving Credit Lender.

Pursuant to Section 2.16 of the Credit Agreement, Incremental Revolving Credit Commitments in the aggregate amount of $37,500,000 (the “Total Incremental Amount”) are being provided on the Effective Date, all of which shall be U.S. Revolving Credit Commitments and on the same terms as the existing U.S. Revolving Credit Commitments.  The portion of the Total Incremental Amount provided by the Incremental Revolving Credit Lender and the total U.S. Revolving Credit Commitment of the Incremental Revolving Credit Lender after giving effect to this Agreement are set forth below.

1.	Credit Agreement:
The Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of January 26, 2011 among Ply Gem Industries, Inc. a Delaware corporation, Ply Gem Canada, Inc., Ply Gem Holdings, Inc., a Delaware corporation, the Subsidiaries of the Specified U.S. Borrower from time to time party thereto, the Lenders parties thereto, UBS AG, Stamford Branch, as U.S. Administrative Agent, U.S. Collateral Agent and a U.S. L/C Issuer, UBS Loan Finance LLC, as U.S. Swing Line Lender, Wells Fargo Bank, National Association, as a U.S. L/C Issuer, UBS AG Canada Branch, as Canadian Administrative Agent, Canadian Collateral Agent, Canadian Swing Line Lender and a Canadian L/C Issuer, Credit Suisse AG, Cayman Islands Branch, as a U.S. L/C Issuer, Credit Suisse AG, Toronto Branch, as a Canadian L/C Issuer, UBS Securities LLC, as Joint Lead Arranger and Joint Bookrunner and Wells Fargo Capital Finance, LLC, as Co-Collateral Agent, Syndication Agent, Joint Lead Arranger and Joint Bookrunner.

2.           Incremental Revolving Credit Commitment:  $12,500,000.00

3.           Total U.S. Revolving Credit Commitment
of Incremental Revolving Credit Lender:       $12,500,000.00
(after giving effect to this Agreement)

4.           Effective Date:            August 11, 2011

The Incremental Revolving Credit Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Incremental Revolving Credit Commitment, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to provide the Incremental Revolving Credit Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (iv) if it is a Foreign Lender, has delivered all documentation required to be delivered by it pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Incremental Revolving Credit Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

This Agreement shall become effective on the Effective Date subject to the satisfaction of the following conditions precedent: (i) the Administrative Agent’s receipt of executed counterparts of this Agreement by the Specified U.S. Borrower, the Administrative Agent and the Incremental Revolving Credit Lender, acknowledgment hereof by each of the other Loan Parties and, if the Incremental Revolving Credit Lender is not a Lender, an Affiliate of a Lender or an Approved Fund, approval thereof by each of the U.S. L/C Issuers, (ii) the conditions set forth in Section 4.02(a) and (b) of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated the Effective Date and executed by a Responsible Officer of the Specified U.S. Borrower; (iii) the Administrative Agent shall have received a favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and this Agreement as the Administrative Agent may reasonably request; (iv) the Administrative Agent shall have received (A) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and (B) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing; (v) the Specified U.S. Borrower shall have paid to the Incremental Revolving Credit Lender a fee equal to twelve and one-half basis points (i.e., 0.125%) of the Incremental Revolving Credit Commitment of the Incremental Revolving Credit Lender; and (vi) the execution and delivery of Incremental Assumption Agreements with other Lenders providing Incremental Revolving Credit Commitments equal to the balance of the Total Incremental Amount that is not being provided by the Incremental Revolving Credit Lender hereunder.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or “PDF” shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

[Signature Page Follows]

2

The terms set forth in this Incremental Assumption Agreement are hereby agreed to:

SPECIFIED U.S. BORROWER:

PLY GEM INDUSTRIES, INC.

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

ADMINISTRATIVE AGENT:

UBS AG, STAMFORD BRANCH, as U.S. Administrative Agent and as U.S. L/C Issuer

by
/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

by
/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

[SIGNATURE PAGE TO INCREMENTAL ASSUMPTION AGREEMENT]

INCREMENTAL REVOLVING CREDIT LENDER:

ROYAL BANK OF CANADA

by
/s/ Pierre Noriega
Name: Pierre Noriega
Title: Authorized Signatory

[SIGNATURE PAGE TO INCREMENTAL ASSUMPTION AGREEMENT]

Each Loan Party hereby consents to this Agreement and hereby confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, and (b) the Liens granted by such Loan Party on all Collateral of such Loan Party continue to secure the payment of all of the U.S. Obligations and/or Canadian Obligations (as applicable).

PLY GEM CANADA, INC.

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

PLY GEM HOLDINGS, INC.

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

NEW ALENCO EXTRUSION, LTD.

By: Alenco Extrusion Management, L.L.C., its General Partner,

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

[SIGNATURE PAGE TO INCREMENTAL ASSUMPTION AGREEMENT]

NEW ALENCO WINDOW, LTD.

By: Alenco Building Products Management, L.L.C., its General Partner,

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

NEW GLAZING INDUSTRIES, LTD.

By: Glazing Industries Management, L.L.C., its General Partner,

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

[SIGNATURE PAGE TO INCREMENTAL ASSUMPTION AGREEMENT]

The U.S. L/C Issuers hereby approve the Incremental Revolving Credit Lender:

Wells Fargo Bank, National Association, as U.S. L/C Issuer

by
/s/ Dennis J. Rebman
Name: Dennis J. Rebman
Title: V.P.

Credit Suisse AG, Cayman Islands Branch, as U.S. L/C Issuer

by
/s/ Shaheen Malik
Name: Shaheen Malik
Title: Vice President

by
/s/ Michael D. Spaight
Name: Michael D. Spaight
Title: Associate

[SIGNATURE PAGE TO INCREMENTAL ASSUMPTION AGREEMENT]

Schedule I

Alenco Building Products Management, L.L.C.
Alenco Extrusion GA, L.L.C.
Alenco Extrusion Management, L.L.C.
Alenco Holding Corporation
Alenco Interests, L.L.C.
Alenco Trans, Inc.
Alenco Window GA, L.L.C.
Aluminum Scrap Recycle, L.L.C.
AWC Arizona, Inc.
AWC Holding Company
Glazing Industries Management, L.L.C.
Great Lakes Window, Inc.
Kroy Building Products, Inc.
Mastic Home Exteriors, Inc.
MW Manufacturers Inc.
MWM Holding, Inc.
Napco, Inc.
Ply Gem Pacific Windows Corporation
Variform, Inc.